Exhibit 99.1

For Immediate Release	Contact:	Gary Tobin
For Tamalpais Bancorp
415-256-9490
gptobin2003@yahoo.com

Tamalpais Bancorp Stock
To be Delisted

NASDAQ Halts Trading;
Company will not Appeal

San Rafael, CA—April 21, 2010--Tamalpais Bancorp (NASDAQ:TAMB), (the “Company”) announced that it received a letter on April 19, 2010 from the NASDAQ Stock Market (“NASDAQ”) indicating that in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, the Company’s shares will be delisted from NASDAQ. The delisting is a result of the previously announced closure of its wholly-owned subsidiary and principal asset, Tamalpais Bank, by the California Department of Financial Institutions, and the appointment of the FDIC as receiver of the Bank.

The Company does not intend to appeal NASDAQ’s decision to delist its common stock.

In accordance with this process, trading in the Company’s common stock will be suspended at the opening of business on April 28, 2010 and a Form 25-NSE will be filed by NASDAQ with the Securities and Exchange Commission (SEC), which will remove the Company’s securities from listing and registration on NASDAQ. Trading in the Company’s common stock was halted by NASDAQ on April 19, 2010. No resumption in trading is expected.